Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon Reports Fourth Quarter and Full Year 2012 Results

•	Fourth Quarter 2012 Revenue of $300.7 million and Adjusted EBITDA of $78.7 million

•	Full Year 2012 Revenue of $1.178 billion and Adjusted EBITDA of $316.4 million

NASHVILLE, Tenn. (March 18, 2013) – Emdeon Inc., a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the fourth quarter and year ended December 31, 2012, as summarized below:

		Combined			Combined
(In millions)	4Q 12	4Q 11	% Change	FY 12	FY 11	% Change
Revenue	$300.7	$283.9	5.9%	$1,178.3	$1,119.6	5.2%
Net Income (Loss)	$(10.2)	$(70.0)	85.4%	$(78.3)	$(36.3)	-115.9%
Non-GAAP Adjusted EBITDA	$78.7	$80.3	-2.0%	$316.4	$300.5	5.3%

“During the first full year following our acquisition by Blackstone, Emdeon achieved solid financial results and made tremendous progress in establishing a firm foundation for our future growth,” said George Lazenby, chief executive officer for Emdeon. “Of particular note, we saw volumes steadily improve across Emdeon’s entire business during the second half of 2012, and our pharmacy business and payment integrity solutions continued to perform very well. We are excited about continuing to execute on our growth strategy in 2013.”

Fourth quarter 2012 revenue was $300.7 million, an increase of 5.9%, compared to $283.9 million for the same period in 2011. Net loss for the fourth quarter of 2012 was $10.2 million compared to $70.0 million for the same period in 2011. This improvement in net loss compared to the corresponding prior year period was primarily due to the impact of business growth and reduced transaction costs and expenses in the fourth quarter of 2012 associated with the November 2011 acquisition of Emdeon by affiliates of Blackstone and the related financing. These two factors were partially offset by increased interest, depreciation and amortization expense in the fourth quarter of 2012 related to the Blackstone transactions.

Fourth quarter 2012 Non-GAAP Adjusted EBITDA decreased 2.0% to $78.7 million, or 26.2% of revenue, from Non-GAAP Adjusted EBITDA of $80.3 million, or 28.3% of revenue, for the comparable period in 2011. This decline was primarily due to one less business day in the fourth quarter of 2012 and additional investments in sales and other initiatives to support our growth strategy.

For the year ended December 31, 2012, revenue was $1,178.3 million compared to $1,119.6 million for 2011, an increase of 5.2%. Net loss for full year 2012 was $78.3 million compared to $36.3 million in full year 2011. The 2012 net loss was primarily due to increased interest, depreciation and amortization expense related to the Blackstone transactions, partially offset by the impact of business growth.

Full year 2012 Non-GAAP Adjusted EBITDA increased 5.3% to $316.4 million, or 26.9% of revenue, from Non-GAAP Adjusted EBITDA of $300.5 million, or 26.8% of revenue, for the comparable period in 2011. This increase was primarily due to the impact of business growth.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

About Emdeon

Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; pricing pressures on Emdeon’s solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Registration Statement on Form S-4 (File No. 333-182786) and the accompanying Prospectus thereto, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

# # #

Contacts:

Investor Relations

Bob East

Westwicke Partners

443.213.0502

Emdeon@westwicke.com

Emdeon Inc.

Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Successor		Predecessor	Combined	Successor		Predecessor	Combined
	Three Months	November 2	October 1	Three Months	Fiscal	November 2	January 1	Fiscal
	Ended	through	through	Ended	Year Ended	through	through	Year Ended
	December 31,	December 31,	November 1,	December 31,	December 31,	December 31,	November 1,	December 31,
	2012	2011	2011	2011	2012	2011	2011	2011
Revenue	$300,694	$190,384	$93,506	$283,890	$1,178,271	$190,384	$929,264	$1,119,648
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	188,972	117,421	57,062	174,483	731,525	117,421	572,541	689,962
Development and engineering	7,548	5,153	2,487	7,640	31,794	5,153	26,090	31,243
Sales, marketing, general and administrative	34,805	21,778	10,668	32,446	142,186	21,778	111,463	133,241
Depreciation and amortization	46,871	29,094	11,975	41,069	187,225	29,094	128,761	157,855
Accretion	(6,439)	2,459	—	2,459	8,666	2,459	—	2,459
Transaction related costs	1,250	17,857	61,813	79,670	1,250	17,857	66,625	84,482

Operating income (loss)	27,687	(3,378)	(50,499)	(53,877)	75,625	(3,378)	23,784	20,406
Interest expense, net	41,714	29,343	5,353	34,696	172,253	29,343	43,201	72,544
Loss on extinguishment of debt	—	—	—	—	21,853	—	—	—
Other	—	(5,843)	—	(5,843)	—	(5,843)	(8,036)	(13,879)

Loss before income tax provision (benefit)	(14,027)	(26,878)	(55,852)	(82,730)	(118,481)	(26,878)	(11,381)	(38,259)
Income tax provision (benefit)	(3,781)	(10,185)	(2,533)	(12,718)	(40,146)	(10,185)	8,201	(1,984)

Net loss	(10,246)	(16,693)	(53,319)	(70,012)	(78,335)	(16,693)	(19,582)	(36,275)
Net income attributable to noncontrolling interest	—	—	(4,105)	(4,105)	—	—	5,109	5,109

Net loss attributable to Emdeon Inc.	$(10,246)	$(16,693)	$(49,214)	$(65,907)	$(78,335)	$(16,693)	$(24,691)	$(41,384)

Emdeon Inc.

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$31,763	$37,925
Accounts receivable, net of allowance for doubtful accounts of $3,585 and $1,201 at December 31, 2012 and December 31, 2011, respectively	190,021	188,960
Deferred income tax assets	4,184	5,614
Prepaid expenses and other current assets	28,160	15,869

Total current assets	254,128	248,368
Property and equipment, net	272,088	277,768
Goodwill	1,481,889	1,443,574
Intangible assets, net	1,730,089	1,821,897
Other assets, net	29,694	40,460

Total assets	$3,767,888	$3,832,067

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,223	$8,827
Accrued expenses	102,069	132,096
Deferred revenues	9,342	4,671
Current portion of long-term debt	17,330	16,034

Total current liabilities	134,964	161,628
Long-term debt, excluding current portion	1,999,392	1,945,074
Deferred income tax liabilities	467,912	501,796
Tax receivable agreement obligations to related parties	125,003	117,477
Other long-term liabilities	8,466	2,303
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized, issued and outstanding at December 31, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	1,130,968	1,120,676
Accumulated other comprehensive loss	(3,789)	(194)
Accumulated deficit	(95,028)	(16,693)

Total equity	1,032,151	1,103,789

Total liabilities and equity	$3,767,888	$3,832,067

Emdeon Inc.

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Successor		Predecessor
	Fiscal	November 2	January 1	Combined
	Year Ended	through	through	Year Ended
	December 31,	December 31,	November 1,	December 31,
	2012	2011	2011	2010
Operating activities
Net Income (loss)	$(78,335)	$(16,693)	$(19,582)	$33,167
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	187,225	29,094	128,761	124,721
Equity compensation expense	6,842	—	54,932	17,721
Deferred income tax expense (benefit)	(38,447)	(6,397)	(15,045)	12,236
Accretion expense	8,666	2,459	—	—
Loss on extinguishment of debt	18,293	—	—	—
Amortization of debt discount and issuance costs	10,185	1,642	11,673	12,911
Amortization of discontinued cash flow hedge from other comprehensive loss	—	—	—	5,800
Amortization of interest rate swap	—	—	3,167	—
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(2,755)	(7,983)	(3,908)
Change in contingent consideration	—	(5,843)	(8,036)	(9,284)
Other	2,685	489	1,119	419
Changes in operating assets and liabilities:
Accounts receivable	1,601	(13,447)	660	(2,429)
Prepaid expenses and other	(12,096)	3,126	6,638	(12,552)
Accounts payable	(2,149)	(2,912)	8,505	(7,499)
Accrued expenses, deferred revenue, and other liabilities	(25,218)	(17,544)	47,613	451
Tax receivable agreement obligations to related parties	(334)	—	(3,519)	95

Net cash provided by (used in) operating activities	78,918	(28,781)	208,903	171,849

Investing activities
Purchases of property and equipment	(62,054)	(8,279)	(51,902)	(79,988)
Payments for acquisitions, net of cash acquired	(59,011)	—	(39,422)	(251,464)
Purchase of Emdeon Inc, net of cash acquired	—	(1,943,218)	—	—
Other	—	—	—	(3,000)

Net cash used in investing activities	(121,065)	(1,951,497)	(91,324)	(334,452)

Financing activities
Proceeds from issuance of stock	—	863,245	—	306
Proceeds from Term Loan Facility	—	1,185,114	—	—
Proceeds from Revolving Facility	—	25,000	—	—
Proceeds from Senior Notes	—	729,375	—	—
Payments on Revolving Facility	(15,000)	(10,000)	—	—
Payment of debt issue costs	(2,060)	(35,901)	—	—
Proceeds from incremental term loan	70,351	—	—	97,982
Debt principal and data sublicense obligation payments	(16,613)	(942,138)	(10,128)	(11,423)
Repayment of assumed debt obligations	—	—	—	(35,254)
Other	(693)	(2,868)	(263)	(1,819)

Net cash provided by (used in) financing activities	35,985	1,811,827	(10,391)	49,792

Net increase (decrease) in cash and cash equivalents	(6,162)	(168,451)	107,188	(112,811)
Cash and cash equivalents at beginning of period	37,925	206,376	99,188	211,999

Cash and cash equivalents at end of period	$31,763	$37,925	$206,376	$99,188

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations are also used in our credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in our credit facilities and indentures vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

		Combined
	Three Months	Three Months		Combined
	Ended	Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net income (loss)	$(10,246)	$(70,012)	$(78,335)	$(36,275)
Interest expense, net	41,714	34,696	172,253	72,544
Income tax provision (benefit)	(3,781)	(12,718)	(40,146)	(1,984)
Depreciation and amortization	46,871	41,069	187,225	157,855

EBITDA	74,558	(6,965)	240,997	192,140

Non-2011 Transaction related adjustments:
Equity compensation	2,873	2,036	6,842	19,646
Acquisition-related costs	2,649	3,066	6,913	7,140
Strategic initiatives, duplicative running and transition costs	1,428	2,101	7,020	2,812
Contingent consideration adjustments	—	(5,843)	—	(13,879)
Loss on extinguishment of debt and other related costs	—	—	25,411	—
Other	302	1,416	3,261	2,271
2011 Transaction related adjustments:
Equity compensation	—	35,285	—	35,285
Costs and fees	3,009	44,385	9,908	49,197
Acquisition accounting adjustments	327	2,104	4,697	2,104
Strategic initiatives costs	—	280	2,709	1,349
Accretion expense	(6,439)	2,459	8,666	2,459

EBITDA Adjustments	4,149	87,289	75,427	108,384

Adjusted EBITDA	$78,707	$80,324	$316,424	$300,524